Exhibit 10.12

SYROS PHARMACEUTICALS, INC.

Restricted Stock Agreement

Syros Pharmaceuticals, Inc. (the “Company”) hereby grants the following award of restricted stock pursuant to its 2022 Equity Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of recipient (the “Participant”):
Grant Date:
Number of shares of the restricted common stock, $0.001 par value per share (the “Common Stock”) awarded (“Restricted Shares”):
Vesting Start Date:

Vesting Schedule:

Vesting Date:	Number of Shares that Vest:

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This restricted stock award satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Please confirm your acceptance of this restricted stock award and of the terms and conditions of this Agreement by signing a copy of this Agreement where indicated below.

Syros Pharmaceuticals, Inc.
Signature of Participant
Street Address	By: Name of Officer Title:
City/State/Zip Code

Syros Pharmaceuticals, Inc.

Restricted Stock Agreement

Incorporated Terms and Conditions

1.
Issuance of Restricted Shares.
(a)
The Restricted Shares, as set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”) are issued, subject to the terms and conditions set forth in this Restricted Stock Agreement (this “Agreement”) and in the Company’s 2022 Equity Incentive Plan (the “Plan”) to the Participant, effective as of the grant date (the “Grant Date”) as set forth on the Notice of Grant, in consideration of services rendered and to be rendered by the Participant to the Company.
(b)
The Restricted Shares will be issued by the Company in book entry form only, in the name of the Participant. The Participant agrees that the Restricted Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.
2.
Vesting Schedule. The Restricted Shares shall vest in accordance with the vesting schedule set forth in the Notice of Grant (the “Vesting Schedule”). Any fractional number of Restricted Shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of Restricted Shares.
3.
Forfeiture of Unvested Restricted Shares Upon Cessation of Service. In the event that the Participant ceases to be an Eligible Participant (as defined below) for any reason or no reason, with or without cause, all of the Restricted Shares that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to any Restricted Shares that are so forfeited. The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive awards of restricted stock under the Plan.
4.
Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Restricted Shares, or any interest therein, until such Restricted Shares have vested. The Company shall not be required to (i) transfer on its books any of the Restricted Shares which have been transferred in violation of any of the provisions of this Agreement or (ii) treat as owner of such Restricted Shares or to pay dividends to any transferee to whom such Restricted Shares have been transferred in violation of any of the provisions of this Agreement.
5.
Restrictive Legends.

The book entry account reflecting the issuance of the Restricted Shares in the name of the Participant shall bear a legend or other notation upon substantially the following terms:

“These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

6.
Rights as a Stockholder. Except as otherwise provided in this Agreement, for so long as the Participant is the registered owner of the Restricted Shares, the Participant shall have all rights as a shareholder with respect to the Restricted Shares, whether vested or unvested, including, without limitation, rights to vote the Restricted Shares and act in respect of the Restricted Shares at any meeting of shareholders; provided that the payment of dividends on unvested Restricted Shares shall be deferred until, and shall only be paid at, such time as the shares vest.
1.
Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
7.
Tax Matters.
(a)
Acknowledgments. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of the Restricted Shares and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Shares. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Shares.
(b)
Section 83(b) Election. The Participant understands that it may be beneficial to elect to be taxed at the time the Restricted Shares are granted by the Company rather than when and as the Restricted Shares vest by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, or “Section 83(b),” with the I.R.S. within 30 days from the Grant Date. The Participant acknowledges that if the Participant makes an election under Section 83(b), the Participant shall deliver written notice of such election to the Company.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY THE PARTICIPANT’S RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

(a)
Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance, vesting, or, if the Participant makes an election under Section 83(b), the grant of the Restricted Shares. The Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.

The Company shall not remove the restrictive legend described in Section 5 hereof from any shares of Common Stock until it is satisfied that all required withholdings have been made.
8.
Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this award, he or she will be bound by any clawback policy that the Company may adopt in the future.